                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                             XO Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/ A

     (2)  Aggregate number of securities to which transaction applies: N/ A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/ A

     (4)  Proposed maximum aggregate value of transaction: N/ A

     (5)  Total fee paid: N/ A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/ A

     (2)  Form, Schedule or Registration Statement No.: N/ A

     (3)  Filing Party: N/ A

     (4)  Date Filed: N/ A

                             XO COMMUNICATIONS, INC.
                            11111 Sunset Hills Drive
                             Reston, Virginia 20190

Dear Stockholder,

     I wanted to take a moment to personally inform you of a significant financing transaction that helps position XO to weather the conditions that have recently beset the financial markets generally and the telecommunications industry in particular. It is likely that by the time you receive this letter you will have already read about it in recent company press releases.

     As you may know, over the past 16 months, affiliates of Forstmann Little & Co. have invested $1.25 billion in XO by purchasing shares of convertible preferred stock. I am pleased to inform you that, on April 25, 2001, we entered into an agreement with affiliates of Forstmann Little under which Forstmann Little agreed to invest an additional $250 million in XO. This additional investment will increase Forstmann Little's total cash investments in XO to $1.5 billion. Upon completion of this most recent investment, they will own approximately 22.4% of our fully diluted common stock.

     Under the agreement, Forstmann Little & Co. Equity Partnership VI, L.P. will purchase 50 million shares of our Class A common stock. To induce Forstmann Little to make this investment, and as part of the consideration for the investment, we will reduce the conversion price of the convertible preferred stock previously purchased by Forstmann Little from $31.625 to $17.00 per share. This reduction in the conversion price requires us to amend our certificate of incorporation.

     Our board of directors, and three stockholders who collectively own shares of our common stock that represent more than 50% of the total voting power of our outstanding common stock, approved the amendment to our certificate of incorporation on April 25, 2001. Under Delaware law and the terms of our certificate of incorporation and bylaws, the consent of these stockholders is sufficient to approve the amendment. For this reason, we are not calling a meeting of stockholders to vote on the amendment. We Are Not Asking You for a Proxy, and You are Requested Not To Send Us a Proxy.

     We are furnishing this information statement in order to provide you with important information about the amendment to our certificate of incorporation and the proposed investment by Forstmann Little. We intend to begin mailing it to all XO stockholders on May __, 2001. Please read this document carefully. We appreciate your continued support.

May __, 2001

                                        ------------------------------
                                        Daniel F. Akerson
                                        Chairman and Chief Executive Officer

            Preliminary Information Statement, Subject To Completion

                             XO COMMUNICATIONS, INC.
                            11111 Sunset Hills Drive
                             Reston, Virginia 20190
                                 (703) 547-2000

                  AMENDMENT TO CERTIFICATE OF INCORPORATION AND
                         INVESTMENT BY FORSTMANN LITTLE

     On April 25, 2001, our board of directors unanimously authorized, subject to approval by the stockholders, an amendment to our certificate of incorporation to reduce the conversion price of the shares of our Series C Cumulative Convertible Participating Preferred Stock, Series D Convertible Participating Preferred Stock, Series G Cumulative Convertible Participating Preferred Stock and Series H Convertible Participating Preferred Stock from $31.625 to $17.00 and make certain other changes. Following the board's action, three stockholders, Eagle River Investments, LLC, Craig O. McCaw and Wendy P. McCaw, that together hold shares of our common stock with a majority of the voting power attributable to all shares of our outstanding capital stock entitled to vote, approved the amendment. The proposed amendment to our certificate of incorporation is being made in connection with the proposed additional investment by Forstmann Little, as described below. Forstmann Little, as the holder of the convertible preferred stock affected by the amendment, also consented to the amendment.

Purpose and Effect of the Amendment

     We are amending our certificate of incorporation in order to reduce the conversion price of the shares of our convertible preferred stock owned by various Forstmann Little investment funds from $31.625 to $17.00 per share. The reduction in the conversion price is being made in order to induce Forstmann Little & Co. Equity Partnership VI, L.P. to make an additional $250 million investment in XO and as part of the consideration for that investment.

     The Forstmann Little investment funds currently own an aggregate of 1.25 million shares of our Series C, Series D, Series G and Series H convertible preferred stock, with an aggregate liquidation preference of $1.25 billion. Currently, these preferred shares are convertible at the option of Forstmann Little into an aggregate of 39,525,692 shares of our Class A common stock at the current conversion price of $31.625. As a result of the reduction of the conversion price from $31.625 to $17.00 per share, an additional 34,003,719 shares of Class A common stock will be issuable upon conversion of the shares of convertible preferred stock owned by the Forstmann Little investment funds. Upon consummation of the additional $250 million investment, Forstmann Little investment funds will own approximately 22.4% of our fully diluted common stock.

     As part of the amendment, certain anti-dilution and other terms of the Series C and Series D convertible preferred stock are being amended, generally to correspond to the similar provisions of the Series G and Series H convertible preferred stock owned by Forstmann Little.

     A copy of the amended and restated certificates of designation for the four series of convertible preferred stock, which are to be included in the proposed amendment, is included in

Exhibit 99.3 to XO's Current Report on Form 8-K, dated April 25, 2001. This Form 8-K is hereby incorporated in this information statement by reference. We will provide you, upon request, with a copy of any of this Form 8-K at no cost. You should direct your request, either in writing or by telephone, to XO's corporate secretary at the above address or phone number.

Additional Equity Investment By Forstmann Little

     On April 25, 2001, XO entered into an agreement with affiliates of Forstmann Little, under which Forstmann Little & Co. Equity Partnership VI, L.P. agreed to invest an additional $250 million to be used by XO to fund its business plan and for general corporate purposes.

     Under the agreement, Forstmann Little & Co. Equity Partnership VI, L.P. will purchase 50 million shares of our Class A common stock and XO will amend the terms of the convertible preferred stock held by Forstmann Little, as described above.

     The transaction will increase Forstmann Little's aggregate cash investment in XO to $1.5 billion (including the $850 million of convertible preferred stock purchased in January 2000 and the $400 million of convertible preferred stock purchased in July 2000). Upon consummation of the investment and conversion price adjustment transactions, Forstmann Little investment funds will own approximately 22.4% of XO's fully diluted common stock. The transaction is subject to certain customary conditions and is expected to close by the end of June 2001. The amendment of the terms of the convertible preferred stock held by Forstmann Little described in this information statement will become effective concurrently with the completion of the additional $250 million investment upon satisfaction of those conditions.

     The stock purchase agreement with Forstmann Little (including the forms of registration rights agreement and of the amended and restated certificates of designation for the four series of convertible preferred stock owned by Forstmann Little) is included in Exhibit 99.3 to XO's Current Report on Form 8-K referred to above.

Interests of Certain Persons

     Sandra J. Horbach, a member of our board of directors, is a general partner of the Forstmann Little partnerships which hold the convertible preferred stock whose terms are being amended and of the Forstmann Little partnership which is purchasing 50 million shares of our Class A common stock in the proposed transaction. See Note 5 to the table under "XO Common Stock Ownership" below. The transactions with Forstmann Little were approved unanimously by the members of our board of directors other than Ms. Horbach, who abstained from voting.

Effective Date of the Amendment

     The amendment to XO's certificate of incorporation will become effective upon the filing with the Delaware Secretary of State of a certificate of amendment to our certificate of incorporation, which contains the certificates of designation for our Series C, Series D, Series G and Series H convertible preferred stock. We intend to file this certificate of amendment on the later of the date that is twenty days after this information statement is mailed to our stockholders or the date on which the Forstmann Little investment is completed.

                            XO COMMON STOCK OWNERSHIP

     The following table sets forth information, as of March 31, 2001, with respect to the beneficial ownership of our capital stock by (1) each member of our board of directors, (2) our chief executive officer and each of the executive officers named in the executive compensation tables included in our proxy statement, and (3) all directors and executive officers as a group.

                                                 Shares Beneficially Owned(1)
                            --------------------------------------------------------------------
                                                                     Percent of      Percent of
                                        Amount and                  Total Shares    Total Voting
                            Title of     Nature of    Percent of     Outstanding       Power
          Name                Class      Ownership     Class(%)         (%)(2)         (%)(2)
------------------------      -----     ----------    ----------    ------------    ------------
Daniel F. Akerson(3)....... Class A      1,875,000           *
                            Class B              0           0               *              *
Nathaniel A. Davis(4)...... Class A        431,213           *
                            Class B              0           0               *              *
Joseph L. Cole............. Class A          1,800           *
                            Class B              0           0               *              *
Sandra J. Horbach(5)....... Class A     39,525,691       12.97
                            Class B              0           0            9.63           2.91
Nicolas Kauser(6).......... Class A        476,450           *
                            Class B              0           0               *              *
Craig O. McCaw(7).......... Class A     15,914,540        5.22
                            Class B     65,432,562       62.07           19.82          49.32
Sharon L. Nelson(8)........ Class A         66,200           *
                            Class B              0           0               *              *
Henry R. Nothhaft(9)....... Class A      1,163,436           *
                            Class B              0           0               *              *
Jeffrey S. Raikes(10)...... Class A        366,200           *
                            Class B              0           0               *              *
Peter C. Waal(11).......... Class A         57,906           *
                            Class B              0           0               *              *
Dennis M. Weibling(12)..... Class A      7,808,566        2.56
                            Class B     63,743,574       60.47           17.44          47.48
R. Gerard Salemme(13)...... Class A        357,266           *
                            Class B              0           *               *              *
Nancy Gofus(14)............ Class A         90,478           *
                            Class B              0           0               *              *
All directors and
executive officers as a
group (19 persons)(15)..... Class A     62,594,391       20.53
                            Class B     65,432,562       62.07           31.21          52.75

----------

(1)  Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after
     March 31, 2001. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of our common stock beneficially owned.

(2)  Percent of Total Shares Outstanding is based on the total of the number of shares outstanding, as of March 31, 2001, of our Class A and Class B common stock and the number of shares of Class A common stock into which all our outstanding voting preferred stock, as of
     March 31, 2001, is convertible. Percent of Total


                                               -3-



     Voting Power is based on the voting power attributable to the total number of shares outstanding, as of March 31, 2001, of our Class A and Class B common stock and our voting preferred stock.

(3)  Represents shares of Class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Mr. Akerson upon the exercise of nonqualified stock options. Of the shares noted in this table, Mr. Akerson holds options to purchase 700,000 shares of Class A common stock that are vested, but which are not currently exercisable pursuant to the terms of his employment agreement. Beneficial ownership information for Mr. Akerson, who is a member of
     Eagle River Investments, does not include shares of our common stock held by or for the benefit of Eagle River Investments.

(4)  Includes 429,166 shares of Class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Mr. Davis upon the exercise of nonqualified stock options.

(5)  Represents 584,375 shares of Series C preferred stock and 268,750 shares of Series G preferred stock held by Forstmann Little & Co. Subordinated Debt and Equity Management
     Buyout Partnership-VII, L.P., a Delaware limited partnership, or MBO-VII, 265,075 shares of
     Series D preferred stock and 131,052 of Series H preferred stock held by Forstmann Little &
     Co. Equity Partnership-VI, L.P., a Delaware limited partnership, or Equity-VI, and 550 shares of Series D preferred stock and 198 shares of Series H preferred stock held by FL
     Fund, LP, a Delaware limited partnership, which, as of March 31, 2001, were convertible into a total of 39,525,691 shares of Class A common stock. FLC XXXIII Partnership, a New York general partnership, is the general partner of MBO-VII. FLC XXXII Partnership, L.P., a New
     York limited partnership, is the general partner of Equity-VI. FLC XXXI Partnership, L.P., a
     New York limited partnership, is the general partner of FL Fund. Ms. Horbach, who is a general partner of (a) FLC XXXIII Partnership, (b) FLC XXXII Partnership, L.P. and (c) each of the general partners of FLC XXXI Partnership, L.P., disclaims beneficial ownership of all securities of XO held by the Forstmann Little partnerships, except to the extent of her pecuniary interests therein.

(6)  Includes 440,450 shares of Class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Mr. Kauser upon the exercise of nonqualified stock options.

(7)  Includes 7,079,228 shares of Class A common stock and 63,743,574 shares of Class B common stock held by Eagle River Investments, held beneficially by Mr. McCaw as a result of his ownership interests in Eagle River Investments. Also includes 765,750 shares of Class A common stock held by, and 26,480 shares of Class A common stock obtainable as of March 31,
     2001 or 60 days thereafter upon the exercise of nonqualified stock options held by, Eagle
     River, Inc., an affiliate of Eagle River Investments. Mr. McCaw disclaims beneficial ownership of all securities of XO held by Eagle River Investments, except to the extent of his pecuniary interest therein. Pursuant to the terms of the Stock Distribution Agreement between Craig O. McCaw and Wendy P. McCaw, Mr. McCaw holds a proxy to vote the number of shares of XO stock held by Ms. McCaw that, when added to all XO capital stock held by Mr.
     McCaw or any of his affiliates or over which they have voting rights, are necessary for Mr.
     McCaw to hold 51% of the voting power of XO. Mr. McCaw also holds a proxy to vote all
     339,366 shares of Class B common stock held by his brother, Keith W. McCaw. No shares owned or controlled by Wendy P. McCaw or Keith W. McCaw are included in the beneficial holdings of
     Craig O. McCaw.

(8)  Represents shares of Class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Ms. Nelson upon the exercise of nonqualified stock options.

(9)  Includes 516,364 shares of Class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Mr. Nothhaft upon the exercise of incentive and nonqualified stock options.
     Also includes 75,000 shares of Class A common stock issued under our Executive Retention
     Bonus Plan in connection with the Concentric merger that remain subject to forfeiture.

(10) Includes 66,200 shares of Class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Mr. Raikes upon the exercise of nonqualified stock options.

(11) Represents shares of Class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Mr. Waal upon the exercise of nonqualified stock options.

(12) Includes 7,079,228 shares of Class A common stock and 63,743,574 shares of Class B common stock held by Eagle River Investments. Also includes 6,000 shares of Class A Common Stock that Mr. Weibling holds as trustee of trusts for the benefit of his children. Mr. Weibling, who is an officer and a member of Eagle River


                                               -4-



     Investments, disclaims beneficial ownership of all securities of XO held by or for the benefit of Eagle River Investments and the trusts for the benefit of his children, except to the extent of his pecuniary interest therein.

(13) Includes 309,266 shares of Class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Mr. Salemme upon the exercise of nonqualified stock options. Beneficial ownership information for Mr. Salemme, who is a member of Eagle River Investments, does not include shares of our common stock held by or for the benefit of Eagle River Investments.

(14) Includes 83,332 shares of Class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Ms. Gofus upon the exercise of nonqualified stock options.

(15) Includes an aggregate of 3,843,884 shares of Class A common stock obtainable as of March 31,
     2001 or 60 days thereafter by directors and executive officers as a group upon the exercise of nonqualified stock options. Also includes 39,525,691 shares of Class A common stock into which 584,375 shares of Series C preferred stock and 268,750 shares of Series G preferred stock held by MBO-VII, 265,075 shares of Series D preferred stock and 131,052 shares of
     Series H preferred stock held by Equity-VI, and 550 shares of Series D preferred stock and
     198 shares of Series H preferred stock held by FL Fund, were convertible as of March 31,
     2001. See footnote 5 above. Also includes 7,079,228 shares of Class A common stock and
     63,743,574 shares of Class B common stock held by Eagle River Investments, held beneficially by Mr. McCaw and Mr. Weibling as a result of their ownership interests in Eagle River
     Investments. Also includes 765,750 shares of Class A common stock held by, and 26,480 shares of Class A common stock obtainable as of March 31, 2001 or 60 days thereafter upon the exercise of nonqualified stock options held by, Eagle River, Inc., an affiliate of Eagle
     River Investments. See footnotes 7 and 12 above.

*    Less than 1%

     The following table sets forth information, as of March 31, 2001, with respect to the beneficial ownership of our capital stock of persons known to us to be the beneficial owners of more than five percent of a class of our common stock (other than officers and directors). The information below has been derived from reports filed with the Securities and Exchange Commission by, or representations received from, the holders.

                                                               Shares Beneficially Owned(1)
                                          --------------------------------------------------------------------
                                                                                   Percent of      Percent of
                                                      Amount and                  Total Shares    Total Voting
                                          Title of     Nature of    Percent of     Outstanding       Power
          Name                              Class      Ownership     Class(%)         (%)(2)         (%)(2)
------------------------                  --------    ----------    ----------    ------------    ------------
Eagle River Investments, LLC(3)......     Class A       7,079,228       2.32
  2300 Carillon Point                     Class B      63,743,574      60.47          17.26          47.42
  Kirkland, WA 98033

Wendy P. McCaw.......................     Class A               0          0
  1332 Anacapa, Suite 200                 Class B      38,890,596      36.89           9.48          28.62
  Santa Barbara, CA 93101

Putnam Investments, Inc.(4)..........     Class A      42,912,889      14.07
  One Post Office Square                  Class B               0          0          10.46           3.16
  Boston, MA 02109

Forstmann Little & Co. Subordinated
Debt and Equity Management Buyout
Partnership-VII, L.P.(5).............     Class A      39,525,691      12.97
  c/o Forstmann Little & Co.              Class B               0          0           9.63           2.91
  767 Fifth Avenue
  New York, NY 10153

Massachusetts Financial Services
Company(6)...........................     Class A     21,685,637        7.10
500 Boylston Street                       Class B               0          0           5.28           1.60
Boston, MA 02116

T. Rowe Price Associates, Inc.(7)....     Class A     17,637,856        5.79
  100 East Pratt Street                   Class B               0          0           4.30           1.30
  Baltimore, MD 21202

----------

(1)  Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after March 31, 2001. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals or entities have sole voting and investment power with respect to the shares of XO common stock beneficially owned.

(2)  Percent of Total Shares Outstanding is based on the total number of shares outstanding, as of March 31,
     2001, of our Class A and Class B common stock and the total number of shares of Class A common stock into which all our outstanding voting preferred stock, as of March 31, 2001, is convertible. Percent of Total
     Voting Power is based on the voting power attributable to the total number of shares outstanding, as of
     March 31, 2001, of our Class A and Class B common stock and voting preferred stock.

(3)  Messrs. Akerson, McCaw, Salemme and Weibling are members of Eagle River Investments. Because Messrs. McCaw and Weibling are officers of Eagle River Investments, they may be deemed beneficial owners of the shares owned by Eagle River Investments. Messrs. McCaw and Weibling each disclaim beneficial ownership of all securities of XO held by Eagle River Investments, except to the extent of their respective pecuniary interest


                                                      -6-



     therein. Eagle River Investments has pledged substantially all of its shares of XO common stock to secure a credit arrangement.

(4)  As reported in the most recent amendment to Schedule 13G of Putnam Investments, Inc., of this amount,
     39,611,688 shares are beneficially held by Putnam Investment Management, Inc. and 3,301,201 shares are held by Putnam Advising Company, Inc., which is the investment advisor to Putnam's institutional clients.

(5)  As reported in the Schedule 13D of MBO-VII, MBO-VII directly owns 584,375 shares of Series C preferred stock and 268,750 shares of Series G preferred stock, which, as of March 31, 2001, pursuant to the respective terms of such stock, were convertible into a total of 39,525,691 shares of Class A common stock. FLC XXXIII Partnership is the general partner of MBO-VII. Theodore J. Forstmann, Sandra J. Horbach,
     an XO director, Thomas H. Lister, Winston W. Hutchins, Erskin Bowles, Jamie C. Nicholls and Tywana LLC, a
     North Carolina limited liability company, are the general partners of FLC XXXIII. Accordingly, each of the individuals named above, other than Mr. Bowles and Tywana LLC, for the reasons described below, may be deemed the beneficial owners of shares owned by MBO-VII. Mr. Bowles does not have any voting or investment power with respect to, or any economic interest in, the shares of Series C preferred stock held by
     MBO-VII, and, accordingly, Mr. Bowles is not deemed to be the beneficial owner of these shares. Tywana LLC does not have any voting or investment power with respect to, or any economic interest in, the shares of
     Series G preferred stock held by MBO-VII and, accordingly, Tywana is not deemed to be the beneficial owner of these shares. Excludes 400,000 shares of Class A common stock held by Theodore J. Forstmann for his personal account.

(6)  As reported in the Schedule 13G of Massachusetts Financial Services Company, this amount includes 378,308 shares of Class A common stock issuable upon conversion of our 5 3/4% convertible subordinated notes due
     2009.

(7)  As reported in the Schedule 13G of T. Rowe Price Associates, Inc., or Price Associates, and correspondence with Price Associates, these securities are owned by various individual and institutional investors which
     Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of reporting requirement of the Securities Exchange Act of 1934, Price
     Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

*    Less than 1%


------------------------------
Gary D. Begeman
Secretary

Reston, Virginia
May __, 2001


                                                      -7-